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                                 EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of National Beverage Corp. on Form S-8 of our report dated June 27, 1996, on our audit of the consolidated financial statements and financial statement schedules of National Beverage Corp. as of April 27, 1996 and April 29, 1995 and for each of the two years in the period ended April 27, 1996, which report is included in the Company's Annual Report on Form 10-K.




COOPERS & LYBRAND L.L.P.


Miami, Florida
September 18, 1996